Exhibit 99.1

Veritiv Announces Third Quarter 2019

Financial Results

Reports Third Quarter Net Sales of $1.9 Billion,

Net Income of $5.1 Million,

Basic and Diluted Earnings per Share of $0.32 and $0.31, respectively, and

Adjusted EBITDA of $45.0 Million

ATLANTA (November 5, 2019) – Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for the third quarter ended September 30, 2019.

"Our consolidated third quarter results were highlighted by strong cash flow, as well as improved margins and Adjusted EBITDA in Packaging and Facility Solutions. However, challenges in our Print segment negatively impacted our overall revenues and earnings," said Mary Laschinger, Chairman and CEO of Veritiv Corporation. "Given the year-to-date performance in Print, and our current outlook for the remainder of the year, we are lowering our 2019 Adjusted EBITDA guidance to $150 to $160 million, down from $165 to $180 million. However, we are raising our expectation for free cash flow from at least $85 million to at least $170 million."

For the three months ended September 30, 2019, compared to the three months ended September 30, 2018:

•	Net sales were $1.9 billion, a decrease of 12.2% from the prior year. Net sales decreased 13.5% from the prior year, excluding the negative effect of foreign currency (0.1%) and the positive effect of one more shipping day (1.4%) in the third quarter of 2019.
•	Net income was $5.1 million, compared to net income of $1.4 million in the prior year. Net integration, acquisition and restructuring charges were $12.1 million in the third quarter of 2019 compared to $13.3 million in the prior year.
•	Basic and diluted earnings per share were $0.32 and $0.31, respectively, compared to $0.09 in the prior year.
•	Adjusted EBITDA was $45.0 million, a decrease of 14.6% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 2.3%, a decrease of 10 basis points from the prior year.

For the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018:

•	Net sales were $5.8 billion, a decrease of 9.9% from the prior year. Net sales decreased 9.6% from the prior year, excluding the negative effect of foreign currency (0.3%) in 2019.
•	Net loss was $(32.9) million, compared to net loss of $(25.0) million in the prior year. Net integration, acquisition and restructuring charges were $30.2 million in 2019 and $53.3 million in the prior year.
•	Basic and diluted loss per share were $(2.05) compared to $(1.58) in the prior year.
•	Adjusted EBITDA was $108.7 million, a decrease of 14.9% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 1.9%, a decrease of 10 basis points from the prior year.

"Improved working capital was the primary driver of our positive cash flow performance in the third quarter. Lower sales volumes and process improvements significantly reduced both accounts receivable and inventory," said Stephen Smith, Senior Vice President and Chief Financial Officer of Veritiv Corporation. "Our strong cash flow generation year-to-date has enabled significant debt reduction as our net debt to Adjusted EBITDA ratio is now 3.6x versus 4.8x in the prior year period. In addition, we have lowered our long-term debt, net of current portion, by over $270 million or 27% year-over-year."

Veritiv Corporation will host a live conference call and webcast today, November 5, 2019, at 10 a.m. (ET) to discuss its third quarter 2019 financial results. To participate, callers within the U.S. and Canada can dial (833) 241-7249, and international callers can dial (647) 689-4213, both using conference ID number 2359405.  Interested parties can also listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding U.S. generally accepted accounting principles ("U.S. GAAP") and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

A reconciliation of the forecasted full year 2019 Adjusted EBITDA guidance range cannot be provided without unreasonable efforts due to the uncertainty and variability on a forward-looking basis of certain items that impact net income including, but not limited to, restructuring charges, LIFO reserves, fair value adjustment on contingent liabilities and taxes, any of which may be significant. In addition, the Company believes such a reconciliation would imply a degree of precision that would be confusing or misleading to investors.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a leading North American business-to-business distributor of packaging, facility solutions, print and publishing products and services; and also a provider of logistics and supply chain management solutions. Serving customers in a wide range of industries, the Company has approximately 150 operating distribution centers throughout the U.S., Canada and Mexico, and employs approximately 8,200 team members that help shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “continue,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our Annual Report on Form 10-K and elsewhere in the Company’s publicly available reports filed with the Securities and Exchange Commission ("SEC"), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets impacting our Company and our customers; foreign currency fluctuations; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and labor disputes; the loss of any of our significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; changes in trade policies and regulations; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer pension, health and welfare plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the full benefit of the anticipated synergies, cost savings and growth opportunities from the merger transaction and our ability to integrate the xpedx business with the Unisource business; the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$1,924.5	$2,192.5	$5,824.2	$6,465.4
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,550.8	1,805.8	4,726.5	5,323.8
Distribution expenses	124.9	135.0	387.3	400.1
Selling and administrative expenses	204.3	209.8	631.6	656.1
Depreciation and amortization	13.3	13.1	39.5	41.5
Integration and acquisition expenses	4.5	7.9	13.3	24.6
Restructuring charges, net	7.6	5.4	16.9	28.7
Operating income (loss)	19.1	15.5	9.1	(9.4)
Interest expense, net	8.9	11.0	30.5	30.5
Other (income) expense, net	(2.5)	(0.4)	11.3	(13.8)
Income (loss) before income taxes	12.7	4.9	(32.7)	(26.1)
Income tax expense (benefit)	7.6	3.5	0.2	(1.1)
Net income (loss)	$5.1	$1.4	$(32.9)	$(25.0)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.32	$0.09	$(2.05)	$(1.58)
Diluted earnings (loss) per share	$0.31	$0.09	$(2.05)	$(1.58)

Weighted-average shares outstanding:
Basic	16.10	15.85	16.04	15.82
Diluted	16.24	16.47	16.04	15.82

VERITIV CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS

 (dollars in millions, except par value, unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash	$59.3	$64.3
Accounts receivable, less allowances of $50.9 and $62.0, respectively	968.2	1,181.4
Related party receivable	2.8	3.2
Inventories	602.6	688.2
Other current assets	137.8	147.2
Total current assets	1,770.7	2,084.3
Property and equipment (net of accumulated depreciation and amortization of $337.3 and $320.7, respectively)	199.6	206.7
Goodwill	99.6	99.6
Other intangibles, net	53.4	57.2
Deferred income tax assets	58.3	56.5
Other non-current assets	456.1	25.4
Total assets	$2,637.7	$2,529.7
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$592.7	$641.9
Related party payable	6.5	9.3
Accrued payroll and benefits	50.8	56.5
Other accrued liabilities	223.3	134.7
Current portion of debt	9.9	6.7
Financing obligations, current portion	—	0.6
Total current liabilities	883.2	849.7
Long-term debt, net of current portion	726.2	963.6
Financing obligations, less current portion	—	23.6
Defined benefit pension obligations	20.8	21.1
Other non-current liabilities	482.9	128.6
Total liabilities	2,113.1	1,986.6
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized; shares issued - 16.4 million and 16.2 million, respectively; shares outstanding - 16.1 million and 15.9 million, respectively	0.2	0.2
Additional paid-in capital	615.8	605.7
Accumulated (deficit) earnings	(38.7)	(8.5)
Accumulated other comprehensive loss	(39.1)	(40.7)
Treasury stock at cost - 0.3 million shares at September 30, 2019 and December 31, 2018	(13.6)	(13.6)
Total shareholders' equity	524.6	543.1
Total liabilities and shareholders' equity	$2,637.7	$2,529.7

VERITIV CORPORATION

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in millions, unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net loss	$(32.9)	$(25.0)
Depreciation and amortization	39.5	41.5
Amortization of deferred financing fees	1.9	2.0
Net losses (gains) on dispositions of property and equipment	(0.1)	(2.2)
Goodwill and long-lived asset impairment charges	—	0.2
Provision for allowance for doubtful accounts	13.8	18.5
Deferred income tax (benefit)	(2.9)	(3.2)
Stock-based compensation	12.4	15.2
Other non-cash items, net	9.9	(6.8)
Changes in operating assets and liabilities
Accounts receivable and related party receivable	193.1	(60.6)
Inventories	87.8	(17.2)
Other current assets	29.7	(26.1)
Accounts payable and related party payable	(84.8)	78.1
Accrued payroll and benefits	(5.9)	(17.5)
Other accrued liabilities	(0.4)	15.4
Other	9.4	(4.8)
Net cash provided by (used for) operating activities	270.5	7.5
Investing activities
Property and equipment additions	(22.2)	(33.7)
Proceeds from asset sales	0.3	4.1
Net cash provided by (used for) investing activities	(21.9)	(29.6)
Financing activities
Change in book overdrafts	31.4	(30.3)
Borrowings of long-term debt	5,038.3	4,058.1
Repayments of long-term debt	(5,306.1)	(3,988.4)
Payments under right-of-use finance leases and capital leases, respectively	(6.8)	(5.3)
Payments under financing obligations (including obligations to related party of $8.6 in the prior year period)	—	(9.1)
Payments under Tax Receivable Agreement	(7.8)	(9.9)
Other	(2.4)	(2.1)
Net cash provided by (used for) financing activities	(253.4)	13.0
Effect of exchange rate changes on cash	(0.2)	(0.3)
Net change in cash	(5.0)	(9.4)
Cash at beginning of period	64.3	80.3
Cash at end of period	$59.3	$70.9
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$3.1	$1.3
Cash paid for interest	28.1	28.0
Non-cash investing and financing activities
Non-cash additions to property and equipment for right-of-use finance leases and capital leases, respectively	$9.8	$29.8
Non-cash additions to other non-current assets for right-of-use operating leases	107.7	—

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments) because we believe investors commonly use Adjusted EBITDA as a key financial metric for valuing companies. In addition, the credit agreement governing our asset-based lending facility permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Adjusted EBITDA and these other non-GAAP measures are not alternative measures of financial performance under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA and these other non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

Table I

 VERITIV CORPORATION

 RECONCILIATION OF NON-GAAP MEASURES

 NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

 (in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$5.1	$1.4	$(32.9)	$(25.0)
Interest expense, net	8.9	11.0	30.5	30.5
Income tax expense (benefit)	7.6	3.5	0.2	(1.1)
Depreciation and amortization	13.3	13.1	39.5	41.5
EBITDA	34.9	29.0	37.3	45.9
Restructuring charges, net	7.6	5.4	16.9	28.7
Stock-based compensation	3.4	4.5	12.4	15.2
LIFO reserve (decrease) increase	(3.9)	4.0	(1.0)	18.4
Non-restructuring asset impairment charges	—	0.2	—	0.2
Non-restructuring severance charges	1.3	0.5	4.0	2.3
Non-restructuring pension charges, net	0.0	(0.1)	6.6	(0.8)
Integration and acquisition expenses	4.5	7.9	13.3	24.6
Fair value adjustment on Tax Receivable Agreement contingent liability	0.3	0.1	1.8	(0.3)
Fair value adjustment on contingent consideration liability	(2.5)	0.3	10.6	(11.0)
Escheat audit contingent liability	(1.0)	0.8	6.0	0.8
Other	0.4	0.1	0.8	3.8
Adjusted EBITDA	$45.0	$52.7	$108.7	$127.8

Net sales	$1,924.5	$2,192.5	$5,824.2	$6,465.4
Adjusted EBITDA as a % of net sales	2.3%	2.4%	1.9%	2.0%

Table II

 VERITIV CORPORATION

 RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW GUIDANCE

 (in millions, unaudited)

	Forecast for Year Ending December 31, 2019
Net cash flows provided by operating activities	at least	$215
Less: Capital expenditures		(45)
Free cash flow	at least	$170

Veritiv Contacts:

Investors: Tom Morabito, 770-391-8451 Media: Kristie Madara, 770-391-8471